EXHIBIT 4.3
                                                                     -----------

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITY.

Original Issue Date: June 8, 2005

                                                                $_______________


                    SERIES B VARIABLE RATE SECURED DEBENTURE

            THIS SERIES B VARIABLE RATE SECURED DEBENTURE is one of a series of duly authorized and issued Series B Variable Rate Secured Debentures of Western Power & Equipment Corp., a Delaware corporation, a Delaware Company (the "Company"), having a principal place of business at 4601 N.E. 77th Avenue, Vancouver, Washington 98662, designated as its Series B Variable Rate Secured Debenture (this debenture, the "Debenture" and collectively with the other such series of debentures, the "Debentures").

            FOR VALUE RECEIVED, the Company promises to pay to ________________________ or its registered assigns (the "Holder"), or shall have paid pursuant to the terms hereunder, the principal sum of $_______________ on December 7, 2005 or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder (the "Maturity Date"), and to pay interest to the Holder on the then outstanding principal amount of this Debenture in accordance with the provisions hereof. This Debenture is subject to the following additional provisions:

            Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture: (a) capitalized terms not otherwise defined herein have the meanings given to such terms in the Purchase Agreement, and (b) the following terms shall have the following meanings:

                      "Business Day" means any day except Saturday, Sunday and
            any day which shall be a federal legal holiday in the United States or a day on which banking institutions in

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            the State of New York are authorized or required by law or other government action to close.

                      "Change of Control Transaction" means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 40% of the voting securities of the Company, or (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 60% of the aggregate voting power of the Company or the successor entity of such transaction, or (c) the Company sells or transfers its assets, as an entirety or substantially as an entirety, to another Person and the stockholders of the Company immediately prior to such transaction own less than 60% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year period of more than one-half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (a) or (d).

                      "Common Stock" means the common stock, par value $0.001
            per share, of the Company and stock of any other class of securities into which such securities may hereafter have been reclassified or changed into.

                      "Debenture Register" shall have the meaning set forth in
            Section 2(b).

                      "Event of Default" shall have the meaning set forth in
            Section 6.

                      "Exchange Act" means the Securities Exchange Act of 1934,
            as amended, and the rules and regulations promulgated thereunder.

                        "Fundamental Transaction" shall mean (a) the Company
            effects any merger or consolidation of the Company with or into another Person, (b) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, or (c) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property.

                      "Interest Payment Date" shall have the meaning set forth
            in Section 2(a).

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                      "Interest Period" means, initially, the period beginning
            on and including the Original Issue Date and ending on and including the last day of the month of the Original Issue Date and each successive period as follows: the period beginning on and including the first day of each successive month and ending on and including the last day of each successive month.

                      "Inventory Floor Plan Financing Agreement" means that
            certain Wholesale Financing and Security Agreement, dated November 17, 1992, between the Company, Case Corporation, and Case Credit Corporation, as amended prior to the Original Issue Date, granting Case Corporation and Case Credit Corporation a security interest on inventory purchased by the Company for resale from Case Corporation

                      "Late Fees" shall have the meaning set forth in Section
            2(c).

                      "LIBOR" means, for each Interest Period (i) the six -month
            London Interbank Offered Rate for deposits in U.S. dollars, as shown on such the Trading Day immediately prior to the beginning of such Interest Period in The Wall Street Journal (Eastern Edition) under the caption "Money Rates - London Interbank Offered Rates (LIBOR)"; or (ii) if The Wall Street Journal does not publish such rate, the offered one-month rate for deposits in U.S. dollars which appears on the Reuters Screen LIBO Page as of 10:00 a.m., New York time, the Trading Day immediately prior to the beginning of such Interest Period, provided that if at least two rates appear on the Reuters Screen LIBO Page on any such Trading Day, the "LIBOR" for such day shall be the arithmetic mean of such rates.

                      "Mandatory Default Amount" shall equal the sum of 120% of
            the principal amount of this Debenture to be prepaid, plus all accrued and unpaid interest thereon and all other amounts, costs, expenses and liquidated damages due in respect of such this Debenture.

                      "Monthly Redemption" shall mean the redemption of this
            Debenture pursuant to Section 4 hereof.

                      "Monthly Redemption Amount" shall mean $___________(1).

                      "Monthly Redemption Date" means the 1st of each month,
            commencing on the first such date after the Original Issue Date and ending upon the full redemption of this Debenture.

                      "New York Courts" shall have the meaning set forth in
            Section 7(e).

                      "Original Issue Date" shall mean the date of the first
            issuance of the Debentures regardless of the number of transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debenture.

------------------------
(1) 1/6th of the original principal amount of this Debenture.

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                      "Permitted Indebtedness" shall mean the individual and
            collective reference to the following: (a) Indebtedness incurred pursuant to the Series A Debentures and the Series B Debentures, (b) Existing Indebtedness as it exists on the date of the Purchase Agreement but excluding any Existing Indebtedness paid off at the Closing, including the GE Facility and the APM Purchase Note, (c) additional Indebtedness to Case Corporation pursuant to the Inventory Floor Plan Financing Agreement, (d) additional Indebtedness incurred in connection with the acquisition of capital assets and obligations under sale-leaseback arrangements with respect to newly acquired or leased assets to Persons, other than Case Corporation, up to, in the aggregate at any one time outstanding, and together with any then outstanding Existing Indebtedness, a maximum of $3,200,000 from the Original Issue Date until the 18 month anniversary of the Original Issue Date (with no such obligation (other than Existing Indebtedness as it exists on the date of the Purchase Agreement but excluding any Existing Indebtedness paid off at the Closing, including the GE Facility) individually exceeding $100,000); provided such aggregate maximum aggregate (subject still to the $100,000 individual maximum amount) shall increase to $4,100,000 during the period following such 18 month anniversary to the 30 month anniversary of the Original Issue Date and to $5,000,000 after the 30 month anniversary of the Original Issue Date until this Debenture is no longer outstanding and (e) Indebtedness incurred by the Company that does not mature prior to the four year anniversary of the Original Issue Date and is made expressly subordinate in right of payment to the Indebtedness evidenced by this Debenture, as reflected in a written agreement acceptable to the Holder and approved by the Holder in writing.

                      "Permitted Lien" shall mean the individual and collective
            reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP; (b) any Liens incurred in connection with Permitted Indebtedness under clause (e) in the definition of Permitted Indebtedness above, provided that such liens are not secured by assets of the Company or its Subsidiaries other than the assets so acquired or leased; (c) Liens imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens, statutory landlords' Liens, and other similar Liens arising in the ordinary course of business, and (x) which do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien; (d) Liens created in favor of the Purchasers pursuant to the Security Documents and (e) Existing Liens as they exist on the date of the Purchase Agreement, but excluding any Existing Liens on Existing Indebtedness paid off at the Closing, including Liens on the GE Facility.

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                      "Person" means a corporation, an association, a
            partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

                      "Purchase Agreement" means the Securities Purchase
            Agreement, dated as of June 8, 2005, to which the Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

                      "Securities Act" means the Securities Act of 1933, as
            amended, and the rules and regulations promulgated thereunder.

                      "Subsidiary" shall have the meaning given to such term in
            the Purchase Agreement.


            Section 2.  Interest.

                      a) Payment of Interest in Cash. The Company shall pay
            interest, in cash, to the Holder on the then outstanding principal amount of this Debenture at the rate per annum equal to LIBOR for the applicable Interest Payment Period plus 6.0% or such lesser rate as shall be the highest rate permitted by applicable law, payable monthly on the first day of each month, beginning on the first such date after the Original Issue Date, on each Monthly Redemption Date (as to that principal amount then being redeemed) and on the Maturity Date (except that, if any such date is not a Business Day, then such payment shall be due on the next succeeding Business Day) (each such date, an "Interest Payment Date").

                      b) Interest Calculations. Interest shall be calculated on
            the basis of a 360-day year and shall accrue daily commencing on the Original Issue Date until payment in full of the principal sum, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. Interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of Debentures (the "Debenture Register").

                      c) Late Fee. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at the rate of 18% per annum (or such lower maximum amount of interest permitted to be charged under applicable law) ("Late Fee") which will accrue daily, from the date such interest is due hereunder through and including the date of payment.

                      d) Prepayment. Except as otherwise set forth in this
            Debenture, the Company may not prepay any portion of the principal amount of this Debenture without the prior written consent of the Holder.

            Section 3.   Registration of Transfers and Exchanges.

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

                      a) Different Denominations. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

                      b) Investment Representations. This Debenture has been
            issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

                      c) Reliance on Debenture Register. Prior to due
            presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

            Section 4. Monthly Redemption. On each Monthly Redemption Date, the Company shall redeem the Monthly Redemption Amount plus accrued but unpaid interest, the sum of all liquidated damages and any other amounts then owing to such Holder in respect of this Debenture. The Monthly Redemption Amount due on each Monthly Redemption Date shall be paid in cash. The payment of cash pursuant to a Monthly Redemption shall be made on the Monthly Redemption Date. If any portion of the cash payment for a Monthly Redemption shall not be paid by the Company by the respective due date, interest shall accrue thereon at the rate of 18% per annum (or the maximum rate permitted by applicable law, whichever is less) until the payment of the Monthly Redemption Amount, plus all amounts owing thereon is paid in full.

            Section 5. Negative Covenants. So long as any portion of this Debenture is outstanding, the Company will not and will not permit any of its Subsidiaries to directly or indirectly:

                      a) except in connection with Permitted Liens, enter into,
            create, incur, assume, guarantee or suffer to exist any Indebtedness;

                      b) except in connection with Permitted Liens, enter into,
            create, incur, assume or suffer to exist any Lien;

                      c) amend its certificate of incorporation, bylaws or other charter documents so as to materially and adversely affect any rights of the Holder;

                      d) repay, repurchase or offer to repay, repurchase or
            otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents

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

            other than as to the Conversion Shares to the extent permitted or required under the Transaction Documents or as otherwise permitted by the Transaction Documents;

                      e) enter into any agreement with respect to any of the
            foregoing; or

                      f) pay cash dividends on any equity securities of the
            Company or effect any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

            Section 6.  Events of Default.

                      a) "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                            i. any default in the payment of (A) the principal
                      amount of any Debenture, or (B) interest (including Late
                      Fees) on, or liquidated damages in respect of, any Debenture, as and when the same shall become due and payable (whether on a Monthly Redemption Date, the Maturity Date or by acceleration or otherwise);

                            ii. the Company shall fail to observe or perform any
                      other covenant or agreement contained in this Debenture or any other Debenture which failure is not cured, if possible to cure, within the earlier to occur of (A) 10 calendar days after notice of such default sent by the Holder or by any other Holder and (B)10 Business Days after the Company shall become or should have become aware of such failure;

                            iii. a default or event of default (subject to any
                      grace or cure period provided for in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents, or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary of the Company is bound;

                            iv. any representation or warranty made herein, in
                      any other Transaction Documents, in any written statement pursuant hereto or thereto, or in any other report, financial statement or certificate made or delivered to the Holder or any other holder of Debentures shall be untrue or incorrect in any material respect as of the date when made or deemed made;

                            v. if (i) the Company or any of its material
                      Subsidiaries shall commence a case, as debtor, or there shall be commenced against the Company or any material Subsidiary of the Company, a case under any applicable bankruptcy

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                      or insolvency laws as now or hereafter in effect or any
                      successor thereto, or the Company or any such material Subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any such Subsidiary of the Company or (ii) there is commenced against the Company or any material Subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or (iii) the Company or any material Subsidiary of the Company is adjudicated by a court of competent jurisdiction insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or (iv) the Company or any material Subsidiary of the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or (v) the Company or any material Subsidiary of the Company makes a general assignment for the benefit of creditors; or (vi) the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or (vii) the Company or any material Subsidiary of the Company thereof shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (viii) the Company or any Subsidiary of the Company thereof shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or (ix) any corporate or other action is taken by the Company or any material Subsidiary of the Company for the purpose of effecting any of the foregoing;

                            vi. the Company or any Subsidiary of the Company
                      shall default in any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any Indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding $300,000, whether such Indebtedness now exists or shall hereafter be created and such default shall result in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or

                            vii. the Company shall be a party to any Change of
                      Control Transaction or Fundamental Transaction, shall agree to sell or dispose of all or in excess of 40% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction) or shall redeem or repurchase more than a de minimis number of its outstanding shares of Common Stock or other equity securities of the Company (other than repurchases of shares of Common Stock or other equity securities of departing officers and directors of the Company; provided such repurchases shall not exceed $100,000, in the aggregate, for all officers and directors during the term of this Debenture).

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                      b) Remedies Upon Event of Default. If any Event of Default
            occurs, the full principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, at the Holder's election, immediately due and payable in cash. The aggregate amount payable upon an Event of Default shall be equal to the Mandatory Default Amount. Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Debenture, the interest rate on this Debenture shall accrue at the rate of 18% per annum, or such lower maximum amount of interest permitted to be charged under applicable law. Upon the payment in full of the Mandatory Default Amount on this entire Debenture the Holder shall promptly surrender this Debenture. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Debenture holder until such time, if any, as the full payment under this Section shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

            Section 7.  Miscellaneous.

                      a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, facsimile number (360) 253-4830, ATTN:
            CHIEF EXECUTIVE OFFICER, or such other address or facsimile number as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

                      b) Absolute Obligation. Except as expressly provided
            herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and

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            unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein.

                      c) Security Interest. This Debenture is a direct debt
            obligation of the Company and pursuant to the Security Agreement shall be secured by a perfected security interest in all of the assets of the Company for the benefit of the holders of the Series A Debentures and the Series B Debentures.

                      d) Lost or Mutilated Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

                      e) Governing Law. All questions concerning the
            construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be

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

            reimbursed by the other party for its attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

                      f) Waiver. Any waiver by the Company or the Holder of a
            breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

                      g) Severability. If any provision of this Debenture is
            invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

                      h) Next Business Day. Whenever any payment or other
            obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

                      i) Headings. The headings contained herein are for
            convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

                      j) Assumption. Any successor to the Company or surviving
            entity in a Fundamental Transaction shall (i) assume in writing all of the obligations of the Company under this Debenture and the other Transaction Documents pursuant to written agreements in form and substance satisfactory to the Holder (such approval not to be unreasonably withheld or delayed) prior to such Fundamental Transaction and (ii) to issue to the Holder a new debenture of such successor entity evidenced by a written instrument substantially similar in form and substance to this Debenture, including, without limitation, having a principal amount and interest rate equal to the principal

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

            amounts and the interest rates of the Debentures held by the Holder and having similar ranking to this Debenture, and satisfactory to the Holder (any such approval not to be unreasonably withheld or delayed). The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations of this Debenture.


                              *********************






























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

            IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.


                                       WESTERN POWER & EQUIPMENT CORP.


                                       By:_____________________________________
                                          Name:
                                          Title:



























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